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                                                                    Exhibit 10.A

                              SECOND AMENDMENT TO
                               PURCHASE CONTRACT

         This Second Amendment to Purchase Contract (the "Amendment") is entered into between ALVIN WUNDERLICH, JR., Trustee of Testamentary Trust Share No. 1 as set forth in item Four under the Last Will and Testament of Alvin Wunderlich, as Seller, and FLORAFAX INTERNATIONAL, INC., as Buyer, to be effective the 7th day of January, 1998, for the purpose of amending that one certain Purchase Contract entered into between Buyer and Seller on or about August 21, 1997 and amended pursuant to that certain First Amendment to Purchase Contract ("First Amendment")(together, the "Contract"). The terms of this Amendment shall be construed as a part of the terms of the Contract in all respects. In the event the terms, covenants or conditions of this Amendment conflict with the terms, covenants or conditions of the Contract, the terms of this Amendment shall control.

         WHEREAS, the parties desire to amend the form and amount of consideration currently described in Section 2 of the Contract.

         NOW, THEREFORE, for and in consideration of the mutual agreements set out hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

         Section 2 is amended to read as follows: "As full consideration for the Property, Buyer agrees to pay Seller at Closing cash, or cash equivalent, in the sum of Six Hundred Seventy-Two Thousand Five Hundred and No/100 Dollars ($672,500.00)."

         In all other respects the Contract remains in full force and effect.

         Except as otherwise defined herein, all terms used herein shall have the same meaning as they have in the Contract.

         The parties agree that for purposes of the execution of this Amendment, facsimile copies of signatures shall be sufficient to bind the parties hereto.

         This Amendment may be executed in multiple counterparts and shall be effective as of the date referenced above. The counterparts bearing facsimile signatures shall be deemed to constitute originals and shall bind the parties hereto.

                            SELLER:

                            /s/ Alvin W. Wunderlich, Jr.
                            ----------------------------------------------------
                            ALVIN W. WUNDERLICH, JR., Trustee of
                            Testamentary Trust Share No. 1 as set forth in
                            Item Four under the Last Will and Testament of Alvin Wunderlich

                            BUYER:

                            FLORAFAX INTERNATIONAL, INC.
                            a Delaware corporation

                            By: /s/ Andrew W. Williams
                                ------------------------------------------------
                                Andrew W. Williams, Chief Executive Officer